Exhibit 10.6

INDEPENDENT CONTRACTOR CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made this 31st day of July, 2015, by and between Golden Entertainment, Inc. (“Company”) and Timothy J. Cope (“Consultant”).

RECITALS

WHEREAS, the Company and Sartini Gaming, Inc. ("Sartini Gaming") and their respective subsidiaries (collectively, the “Company Group”) are engaged in the business of developing, acquiring, owning, operating and managing (i) casino, lodging and recreational properties, (ii) taverns with licensed gaming facilities and (iii) gaming route accounts (as currently conducted and as currently proposed to be conducted by the Company Group, the “Business”);

WHEREAS, on the date hereof, the merger of Sartini Gaming with and into a wholly owned subsidiary of the Company (the “Merger”) was consummated on the date hereof pursuant to the Agreement and Plan of Merger, by and among the Company, Lakes Golden Acquisition Corporation, Sartini Gaming, and The Blake L. Sartini and Delise F. Sartini Family Trust, dated as of January 25, 2015 (the “Merger Agreement”);

WHEREAS, as a condition to the Company’s and Sartini Gaming’s willingness to enter into and consummate the transactions under the Merger Agreement and enter into this Agreement, and in consideration for the commitments made in the Merger Agreement and ancillary agreements thereto with respect to the Consultant's continued tenure on the board of directors of the Company after the Merger, the Consultant has agreed to restrictions and other terms and conditions set forth in this Agreement; and

WHEREAS, but for the Consultant's entry into this Agreement concurrently with the Merger, the Company and Sartini Gaming would not have effected the transactions contemplated by the Merger Agreement;

WHEREAS, the Consultant's employment with the Company terminated concurrently with the closing of the transactions contemplated by the Merger Agreement and the Company desires to engage the Consultant as an independent contractor to assist the Company with the preparation of the Company’s filings with the US Securities and Exchange Commission and matters directly related thereto (“SEC Filings”), for the period of time, and upon the terms and subject to the conditions, which are more particularly set forth below;

WHEREAS, the Consultant is fully qualified and licensed to perform (where and if required), and is willing to provide such consulting services to the Company in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Consultant, if applicable, has been or will be found suitable by the Nevada Gaming Commission, the Maryland Gaming Authorities or other National, State or Local authorities to conduct business with the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Consulting Period.

1. Consulting Period. The Consultant is hereby retained by the Company to perform, and the Consultant hereby agrees to perform, the services provided for herein, as an independent contractor, for a period commencing on the date hereof and ending on April 1, 2016, unless terminated earlier as provided for herein (the “Consulting Period”).

Services and Duties.

2. Services and Duties. In consideration for the compensation set forth in Section 3 below, the Consultant agrees that during the Consulting Period, he will provide certain services to the Company, for up to 80 hours per month, consisting of assistance in the preparation of SEC filings and matters related thereto (the “Consulting Services”). The Consultant shall report directly to the Chief Financial Officer of the Company or to any officer of the Company designated by the Board of Directors of the Company.

The Consultant agrees that he will conduct himself in a professional and ethical manner at all times and in compliance with all applicable laws during the Consulting Period and will take no action that would reasonably be likely to injure the business or goodwill of the Company.

Compensation/Reimbursement for Expenses.

3. Compensation/Reimbursement for Expenses. All compensation paid or payable hereunder shall be deemed to be paid or payable by the Company unless this Agreement specifically states otherwise.

(a) Consulting Fees. In consideration for the Consulting Services and subject to the due performance thereof, the Company shall pay to the Consultant during the Consulting Period a fee of One Hundred and Forty Thousand Dollars ($140,000.00) (the “Consulting Fee”) which Consulting Fee shall be payable in equal monthly installments of $46,667 commencing in January 2016 (the “Consulting Fee Commencement Date”), including any amounts earned prior to the Consulting Fee Commencement Date, until paid in full in accordance with the Company’s customary practices.

(b) Reimbursement for Expenses. At the end of each month during the Consulting Period, the Company shall reimburse the Consultant for reasonable items such as travel expenses incurred in furtherance of the business of the Company, but payment shall be made only against a signed itemized list of such expenditures. Under no circumstance shall the monthly expenses exceed Two Thousand Five Hundred Dollars ($2,500.00) without prior written notice to the Chief Executive Officer of the Company and his prior approval. Any amounts payable under this Section 3(b) shall be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) and shall be paid on or before the last day of the Consultant’s taxable year following the taxable year in which the Consultant incurred the expenses. The amounts provided under this Section 3(b) during any taxable year of the Consultant’s will not affect such amounts provided in any other taxable year of the Consultant’s, and the Consultant’s right to reimbursement for such amounts shall not be subject to liquidation or exchange for any other benefit.

Status as Independent Consultant.

4. Status as Independent Consultant. It is the intent and purpose of this Agreement to create a legal relationship of independent contractor, and not employment, as between the Company and the Consultant. Furthermore, nothing in this relationship as an independent contractor shall be construed to create any expressed, implied, apparent authority to act as an agent for the company. The Consultant will not be treated as an employee of the Company for purposes of the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Tax Act, income tax withholding at source, or workers’ compensation laws, and will not be eligible for any employee benefits whatsoever, other than those set forth herein. The Consultant shall be responsible for the payment of self-employment and federal income taxes due on all payments hereunder. In the event that any governmental or administrative agency, whether federal, state or local, shall subsequently determine that for their purposes, the relationship is one of employment as between said parties, then in such event Consultant shall reimburse the Company for past or future FICA contributions, Social Security taxes, unemployment taxes or income taxes.

5. Termination.

(a) This Agreement may be terminated immediately upon the action of the Board of Directors or Chief Executive Officer of the Company for Cause. “Cause” is defined as the occurrence of any of the following events: (i) fraud, embezzlement, or the commission of an act involving moral turpitude on the part of the Consultant; (ii) the Consultant’s negligent failure to substantially to perform his duties for the Company as set forth in this Agreement when, and to the extent, requested by the Board of Directors, or its lawfully designated representative, which is not cured within thirty (30) business days after notice from the Board of Directors or its lawfully designated representative requesting the Consultant to do so, which has a materially adverse effect upon the Company; or (iii) the Consultant’s willful breach of any material provision of this Agreement, which is not cured within thirty (30) business days after notice from the Board of Directors or its lawfully designated representative of such breach. Termination by the Company for cause will be effective immediately upon receipt by the Consultant of written notice of such termination after the expiration of the applicable cure period.

(b) This Agreement may be terminated by the Company if (i) a Gaming Authority should find the Consultant unsuitable or (ii) the Company determines in its sole and absolute discretion that the Consultant’s continued association with the Company would result in the loss, non-renewal, suspension, revocation or other disciplinary action by a Gaming Authority against the Company or any of its affiliates’ licenses, approvals, registrations, findings of suitability, including any fines or other related action (a “Regulatory Defect”). Company will give Consultant thirty (30) days to cure said Regulatory Defect. If Consultant has not cured the Regulatory Defect within 30 days, Company has the right to terminate this Agreement upon written notice to Consultant.

(c) This Agreement may be terminated by the Consultant upon thirty (30) days written notice to the Chief Executive Officer of the Company.

(e) In the event of any termination pursuant to this Section during the term of this Agreement, in addition to the termination of the compensation payable to the Consultant hereunder generally, the Compensation/Reimbursement of Expenses provided for pursuant to § 3 of this Agreement shall, to the extent not yet accrued, automatically cease and terminate. All amounts due and owing (including unreimbursed expenses) shall be paid upon termination

(f) Notwithstanding anything else in this Agreement, the provisions of § 6 (Confidentiality) and § 18 (Equitable Remedies) shall survive for a period of two years following the termination of this Agreement.

Confidentiality.

6. Confidentiality. During the Consulting Period and thereafter, the Consultant hereby covenants and agrees that he shall not, other than for the benefit of the Company, publish, disclose to any third party, or in any way use for his own benefit any confidential information (“Confidential Information”), including without limitation, any balance sheet or income statement information (including but not limited to the value, amount or condition of capital assets and/or inventory, sales figures, profitability, etc.), or any other financial data, banking information, credit information, trade secrets, financial statements or related data, customer lists or information pertaining to customers or any unique distribution, manufacturing, marketing and research methods of the Company or its affiliates, and any other Confidential Information concerning the Company’s or affiliate’s business, structure, or affairs. All Confidential Information and copies thereof are the sole property of the Company and the Consultant shall deliver promptly to the Company at the termination of the Consulting Period or at any time as the Company’s Board of Directors may request, without retaining copies, any Confidential Information made, compiled, delivered, made available or otherwise obtained by Consultant. The Consultant shall also use his commercially reasonable efforts and exercise utmost diligence to protect and safeguard the Confidential Information of the Company’s customers, contractors and others with whom the Company has a business relationship, whether learned or acquired by Consultant during the course of the Consulting Period.

The nondisclosure obligations of this Section 6 shall not apply to:

(a) information that may be disclosed generally or is or becomes in the public domain through no fault of the Consultant;

(b) information received from a third party outside the Company that was disclosed without a breach of any confidentiality obligation;

(c) information approved for release by written authorization of the Company; or

(d) information that may be required by law or an order of any court, agency, or proceeding to be disclosed.

7. Noncompetition and Nonsolicitation.

[Intentionally omitted]

Developments.

[Intentionally omitted].

Notices.

9. Notices. All necessary notices, payments, demands and requests shall be in writing and shall be deemed duly given three (3) days after being mailed by certified mail, postage prepaid, return receipt requested, or when actually received if sent by facsimile, overnight delivery or other means, and addressed as follows:

Company:

Golden Entertainment, LLC

Attn: Matthew Flandermeyer

6595 S. Jones Blvd

Las Vegas, NV 89118

Consultant:

Timothy J. Cope

130 Cheshire Lane, Suite 101

Minnetonka, MN 55305

Each addressee may change its or his address or facsimile number for notice by giving notice of change of address or facsimile number in the manner set forth above.

Assignment.

10. Assignment. Neither this Agreement nor any rights or obligations hereunder shall be assignable without the express written consent of both parties to this Agreement.

Further Execution.

11. Further Execution. The parties agree to execute all documents necessary to further effectuate the terms of this Agreement.

Litigation.

12. Litigation. In the event of any dispute respecting this agreement, such dispute shall be resolved in a court of competent jurisdiction in the State of Nevada, and the parties hereto consent to such venue and jurisdiction. The parties hereby agree that all reasonable expenses, including reasonable attorneys’ fees, which may be incurred by the prevailing party in any action at law or suit in equity to enforce this Agreement shall be paid by the non-prevailing party in such action or suit to the extent allowed by applicable law.

Authority.

13. Authority. Each party represents that its or his undersigned representative or corporate officer has all requisite power and authority to enter into this Agreement and to execute any and all instruments and documents on its or his behalf necessary to and in performance of their respective obligations hereunder.

Counterparts.

14. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Waivers.

15. Waivers. No waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, nor any waiver on the part of any party of any provisions or conditions of this Agreement, shall be valid unless made in writing and signed by the party to be charged therewith, and shall be effective only to the extent specifically set forth in such writing. No delay or omission to exercise any right, power or remedy inuring to any party, upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

Severability.

16. Severability. If any covenant set forth in this Agreement is determined by any court to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area, or by reason of its being too extensive in any other respect, such covenant shall be interpreted to extend only for the longest period of time and over the greatest geographic area, and to otherwise have the broadest application as shall be determined reasonable and thus enforceable. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, which shall continue in full force and effect. Without limiting the foregoing, the covenants contained herein shall be construed as separate covenants, covering their respective subject matters, with respect to each of the separate cities, counties and states of the United States in which any member of the Company Group transacts any business during the Restricted Period.

Titles and Subtitles.

17. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Equitable Remedies.

18. Equitable Remedies. Each party hereto hereby confirms that damages at law may be an inadequate remedy for the breach or threatened breach of this Agreement and agrees that, in the event of a breach or threatened breach by a party of any provision hereof, the other party’s rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, in addition to and not in lieu of any rights to damages at law or other rights provided by statute or otherwise for a breach or threatened breach of any provision hereof. Accordingly, each party hereto hereby waives and agrees not to assert any objection to such equitable relief based upon the purported existence of an adequate remedy at law, notwithstanding that another party may also assert claims for damages at law or other claims as an alternative to, or in addition to, such equitable relief.

Choice of Law.

19. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Nevada (without reference to any choice of law rules that would require the application of the laws of any other jurisdiction). The parties intend to and do hereby confer jurisdiction to enforce this Agreement upon the courts of any jurisdiction within the geographical scope of the covenants contained herein. If the courts of any one or more of such jurisdictions hold the provisions of this Agreement wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the right of the parties to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, separate, diverse and independent covenants as set forth in Section 7, above.

WAIVER OF JURY TRIAL

20. WAIVER OF JURY TRIAL. EACH PARTY HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (B) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY.

Entire Agreement; Amendments and Waivers.

21. Entire Agreement; Amendments and Waivers. This Agreement, the Merger Agreement, and any other confidentiality, assignment of inventions or noncompetition agreement entered into between the Consultant and the Company in connection with the transactions contemplated by the Merger Agreement or the provision of services by the Consultant to the Company or any member of the Company Group, constitute the complete, final and exclusive statement of the agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No amendment, supplement, modification, rescission or waiver of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a continuing waiver unless otherwise expressly provided. The parties expressly acknowledge that they have not relied upon any prior agreements, understandings, negotiations and discussions, whether oral or written, in deciding to enter into this Agreement.

Consultation with Legal Counsel.

22. Consultation with Legal Counsel. The Consultant hereby acknowledges that the Consultant has been encouraged to consult with legal counsel prior to executing this Agreement.

Section 409A.

23. Section 409A. This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Internal Revenue Code (the “Code”). This Agreement shall be interpreted, construed and administered in a manner that satisfies the requirements of Sections 409A(a)(2), (3) and (4) of the Code and the Treasury Regulations thereunder and any applicable exemptions thereunder. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner that no payments payable under this Agreement shall be subject to an "additional tax" as defined in Section 409A(a)(1)(B) of the Code. Each series of installment payments made under this Agreement is hereby designated as a series of "separate payments" within the meaning of Section 409A of the Code.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have executed or caused to be executed this Agreement under seal as of the day and year first above written.

CONSULTANT:	COMPANY:

By: /s/ Timothy J. Cope Name: Timothy J. Cope	By: /s/ Matthew W. Flandermeyer Name: Matthew W. Flandermeyer Title: Chief Financial Officer

[Signature Page to Independent Contractor Consulting Agreement]